Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information:
Claire S. Bean, CFO & COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports First Quarter Results, Declares Dividend

Lewiston, ME (October 29, 2013) – Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income available to common shareholders of $320 thousand, or $0.03 per diluted common share, for the quarter ended September 30, 2013, compared to net income available to common shareholders of $936 thousand, or $0.09 per diluted common share, for the quarter ended September 30, 2012.

The current quarter included $554 thousand of expenses related to severance and an insurance recovery of $250 thousand related to a lawsuit settled in the previous quarter.  Excluding these items, which the Company considers to be non-core, net operating earnings were $521 thousand or $0.05 per diluted common share.

The Board of Directors has declared a cash dividend of $0.09 per share, payable on November 26, 2013 to shareholders of record as of November 12, 2013.

“Our results this quarter reflect the variability inherent in our loan purchasing activities, and specifically the timing of transactional income on our purchased loan portfolio, which for the quarter was $912 thousand as compared to $2.8 million for the quarter ended June 30, 2013,” said Richard Wayne, Chief Executive Officer. “Such fluctuations in loan purchasing activity and associated revenue will continue to affect our results, causing fluctuations in earnings per share, until moderated by the positive effect of growth in our balance sheet and the full leveraging of our capital. To that end, we achieved $48 million of net loan growth this quarter and produced a net interest margin of 4.24%.”

At September 30, 2013, total assets were $725.0 million, an increase of $54.3 million, or 8.1%, compared to June 30, 2013. The principal components of the quarterly changes in the balance sheet follow:

1.              The loan portfolio grew by $48.1 million, or 11.1%, compared to June 30, 2013, principally due to net growth of $35.4 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”) and $12.7 million of net growth in loans originated by the Bank’s Community Banking Division.  Growth in the Community Banking Division during the quarter was principally due to $27.7 million of residential loan originations held in portfolio to increase the Bank’s loan purchasing capacity under regulatory conditions.  As has been discussed in the Company’s prior SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010.  The Company’s loan purchase capacity under these conditions follows.

Basis for Regulatory Condition	Condition	Purchased Loan Capacity at September 30, 2013
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$30.2
Regulatory Capital	Commercial real estate loans may not exceed 300% of total risk-based capital	$157.3

An overview of the LASG portfolio follows.

	Three Months Ended September 30,
	2013			2012
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Purchased or originated during the period:
Unpaid principal balance	$18,331	$26,426	$44,757	$42,273	$8,799	$51,072
Net investment basis	16,348	26,426	42,774	31,349	8,799	40,148

Totals as of period end:
Unpaid principal balance	$214,159	$63,588	$277,747	$133,510	$12,594	$146,104
Net investment basis	177,412	63,618	241,030	107,440	12,594	120,034

Returns during the period:
Yield	10.16%	5.71%	9.21%	15.13%	9.54%	14.58%
Total Return (1)	10.62%	5.71%	9.57%	17.41%	9.54%	16.63%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Deposits and borrowings increased by $47.4 million and $6.2 million, respectively, from June 30, 2013.  Growth in each was tied to the Company’s strategy for funding its loan growth, and in particular to mitigate the interest rate risk associated with the increase in its residential loan portfolio.  To date, the Company has duration-matched such growth with a mix of term funding raised through deposit listing services and Federal Home Loan Bank advances, the latter in conjunction with interest rate swaps.

Net income decreased by $714 thousand to $320 thousand for the quarter ended September 30, 2013, compared to $936 thousand for the quarter ended September 30, 2012. Pre-tax income for the quarter ended September 30, 2013 included $554 thousand of expenses related to severance and an insurance recovery of $250 thousand related to a lawsuit settled in the previous quarter.  Operating results for the quarter included the following additional items of significance:

1.              Net interest income increased by $1.0 million, or 16.5%, to $7.1 million for the quarter compared to the quarter ended September 30, 2012, primarily due to growth in the purchased loan portfolio. This result is evident in the net interest margin, which increased to 4.24% for the quarter ended September 30, 2013, compared to 3.80% for the quarter ended September 30, 2012.  The following table summarizes interest income and related yields recognized on the loan portfolios.

	Interest Income and Yield on Loans
	Three Months Ended September 30,
	2013			2012
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$242,700	$3,342	5.46%	$270,758	$3,936	5.77%
LASG:
Originated	47,208	680	5.71%	9,193	221	9.54%
Purchased	173,167	4,435	10.16%	83,475	3,184	15.13%
Total LASG	220,375	5,115	9.21%	92,668	3,405	14.58%
Total	$463,075	$8,457	7.25%	$363,426	$7,341	8.01%

The yield on purchased loans was increased by unscheduled loan payoffs, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, which includes transactional income of $912 thousand for the quarter ended September 30, 2013, a decrease of $870 thousand from the quarter ended September 30, 2012 and a decrease of $1.7 million from average transactional income for the four prior quarters.

	Total Return on Purchased Loans
	Three Months Ended September 30,
	2013		2012
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$3,739	8.54%	$1,911	9.01%
Transactional income:
Gains on loan sales	216	0.49%	—	0.00%
Gain on sale of real estate owned	—	0.00%	473	2.23%
Other noninterest income	—	0.00%	36	0.17%
Accelerated accretion and loan fees	696	1.59%	1,273	6.00%
Total transactional income	912	2.08%	1,782	8.40%
Total	$4,651	10.62%	$3,693	17.41%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Noninterest income decreased by $1.2 million for the current quarter, compared to the quarter ended September 30, 2012, principally due to the following:

•                  A decrease of $792 thousand in net securities gains.  In the quarter ended September 30, 2012, the Company sold a substantial portion of its available-for-sale investment portfolio and reinvested the sales proceeds in similar securities at lower market yields.  There were no security sales in the quarter ended September 30, 2013.

•                  A decrease of $489 thousand in gains on real estate owned.  In the quarter ended September 30, 2012, the Company recognized a gain of $473 thousand on the sale of real estate previously securing a purchased loan.

3.              Noninterest expense increased by $1.0 million for the current quarter, compared to the quarter ended September 30, 2012, principally due to the following:

•                  An increase of $1.0 million in salaries and employee benefits, principally due to severance of $554 thousand and increased headcount in the LASG and mortgage lending divisions.

•                  An increase of $277 thousand in occupancy and equipment expense, principally due to the relocation of the Company’s Boston office in the second quarter of fiscal 2013.

•                  A decrease of $143 thousand in marketing expense, principally due to a reduction in deposit marketing in the quarter ended September 30, 2013.

•                  A $250 thousand decrease in legal settlement expenses, due to an insurance recovery recognized in the quarter ended September 30, 2013.

At September 30, 2013, nonperforming assets totaled $8.9 million, or 1.2% of total assets, as compared to $7.0 million, or 1.1% of total assets at June 30, 2013.  The increase in nonperforming assets during the quarter was principally due to two purchased loan relationships.

At September 30, 2013, the Company’s Tier 1 leverage ratio was 17.2%, a decrease from 17.8% at June 30, 2013, and the total risk-based capital ratio was 25.6%, a decrease from 27.5% at June 30, 2013.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Claire Bean, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss first quarter earnings and business outlook at 11:00 a.m. Eastern Time on Wednesday, October 30, 2013. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 93619559. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches and six loan production offices that serve individuals and businesses located in western and south-central Maine, southern New Hampshire and southeastern Massachusetts. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

IMPORTANT NOTE: Securities and Advisory Services offered through Commonwealth Financial Network, Member FINRA, SIPC, and a Registered Investment Adviser. Securities are not FDIC insured, not bank obligations or otherwise bank guaranteed and may lose value. Northeast Financial is located at 77 Middle Street, Portland, ME 04101.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2013	June 30, 2013
Assets
Cash and due from banks	$2,849	$3,238
Short-term investments	74,502	62,696
Total cash and cash equivalents	77,351	65,934

Available-for-sale securities, at fair value	118,207	121,597
Loans held for sale	5,418	8,594

Loans
Commercial real estate	284,072	264,448
Residential real estate	146,620	127,829
Construction	42	42
Commercial and industrial	40,241	29,720
Consumer	12,511	13,337
Total loans	483,486	435,376
Less: Allowance for loan losses	1,224	1,143
Loans, net	482,262	434,233

Premises and equipment, net	9,827	10,075
Real estate owned and other possessed collateral, net	3,413	2,134
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	5,721	5,721
Intangible assets, net	3,334	3,544
Bank owned life insurance	14,502	14,385
Other assets	4,920	4,422
Total assets	$724,955	$670,639

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Demand	$50,392	$46,425
Savings and interest checking	91,330	90,970
Money market	85,855	84,416
Time	304,521	262,812
Total deposits	532,098	484,623

Federal Home Loan Bank advances	42,985	28,040
Wholesale repurchase agreements	15,343	25,397
Short-term borrowings	1,970	625
Junior subordinated debentures issued to affiliated trusts	8,310	8,268
Capital lease obligation	1,695	1,739
Other liabilities	8,708	8,145
Total liabilities	611,109	556,837

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at September 30, 2013 and June 30, 2013	—	—
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 9,552,587 and 9,565,680 shares issued and outstanding at September 30, 2013 and June 30, 2013, respectively	9,553	9,566
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 880,963 shares issued and outstanding at September 30, 2013 and June 30, 2013	881	881
Additional paid-in capital	93,081	92,745
Retained earnings	11,904	12,524
Accumulated other comprehensive loss	(1,573)	(1,914)
Total stockholders’ equity	113,846	113,802
Total liabilities and stockholders’ equity	$724,955	$670,639

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,
	2013	2012
Interest and dividend income:
Interest on loans	$8,457	$7,341
Interest on available-for-sale securities	282	347
Other interest and dividend income	52	89
Total interest and dividend income	8,791	7,777

Interest expense:
Deposits	1,047	978
Federal Home Loan Bank advances	323	259
Wholesale repurchase agreements	95	219
Short-term borrowings	5	6
Junior subordinated debentures issued to affiliated trusts	192	193
Obligation under capital lease agreements	22	24
Total interest expense	1,684	1,679

Net interest and dividend income before provision for loan losses	7,107	6,098
Provision for loan losses	77	228
Net interest and dividend income after provision for loan losses	7,030	5,870

Noninterest income:
Fees for other services to customers	439	310
Net securities gains	—	792
Gain on sales of loans held for sale	539	756
Gain on sales of portfolio loans	217	—
(Loss) gain recognized on real estate owned and other repossessed collateral, net	(38)	451
Investment commissions	675	675
Bank-owned life insurance income	118	123
Other noninterest income	14	43
Total noninterest income	1,963	3,150

Noninterest expense:
Salaries and employee benefits	5,144	4,057
Occupancy and equipment expense	1,355	1,078
Professional fees	426	423
Data processing fees	314	268
Marketing expense	44	187
Loan acquisition and collection expense	473	454
FDIC insurance premiums	110	117
Intangible asset amortization	210	265
Legal settlement (recovery) expense	(250)	—
Other noninterest expense	686	653
Total noninterest expense	8,512	7,502

Income before income tax expense	481	1,518
Income tax expense	161	484
Net income	$320	$1,034

Net income available to common stockholders	$320	$936

Weighted-average shares outstanding:
Basic	10,440,513	10,383,441
Diluted	10,440,513	10,383,441
Earnings per common share:
Basic	$0.03	$0.09
Diluted	$0.03	$0.09
Cash dividends declared per common share	$0.09	$0.09

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,
	2013			2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities (1)	$119,298	$282	0.94%	$131,796	$347	1.04%
Loans (2) (3)	463,075	8,457	7.25%	363,426	7,341	8.01%
Regulatory stock	5,721	4	0.28%	5,473	6	0.43%
Short-term investments (4)	77,408	48	0.25%	136,143	83	0.24%
Total interest-earning assets	665,502	8,791	5.24%	636,838	7,777	4.84%
Cash and due from banks	3,037			3,177
Other non-interest earning assets	34,012			37,695
Total assets	$702,551			$677,710

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$59,124	$40	0.27%	$56,595	$42	0.29%
Money market accounts	85,688	112	0.52%	47,349	53	0.44%
Savings accounts	33,926	12	0.14%	31,347	11	0.14%
Time deposits	284,390	883	1.23%	257,976	872	1.34%
Total interest-bearing deposits	463,128	1,047	0.90%	393,267	978	0.99%
Short-term borrowings	2,278	5	0.87%	1,251	6	1.90%
Borrowed funds	59,986	440	2.91%	100,186	502	1.99%
Junior subordinated debentures	8,288	192	9.19%	8,124	193	9.43%
Total interest-bearing liabilities	533,680	1,684	1.25%	502,828	1,679	1.32%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	50,391			49,815
Other liabilities	5,561			6,223
Total liabilities	589,632			558,866
Stockholders’ equity	112,919			118,844
Total liabilities and stockholders’ equity	$702,551			$677,710

Net interest income		$7,107			$6,098

Interest rate spread			3.99%			3.52%
Net interest margin (5)			4.24%			3.80%

(1)  Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)  Includes loans held for sale.

(3)  Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)  Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)  Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Net interest income	$7,107	$8,539	$8,253	$7,057	$6,098
Provision for loan losses	77	301	346	247	228
Noninterest income	1,963	2,130	3,401	3,544	3,150
Noninterest expense	8,512	10,218	8,831	8,132	7,502
Net income	320	205	1,666	1,517	1,034

Weighted average common shares outstanding:
Basic	10,440,513	10,446,643	10,425,576	10,383,441	10,383,441
Diluted	10,440,513	10,446,643	10,425,576	10,383,441	10,383,441
Earnings per common share:
Basic	$0.03	$0.02	$0.16	$0.12	$0.09
Diluted	0.03	0.02	0.16	0.12	0.09
Dividends per common share	0.09	0.09	0.09	0.09	0.09

Return on average assets	0.18%	0.12%	0.97%	0.87%	0.61%
Return on average equity	1.12%	0.71%	5.85%	5.15%	3.45%
Net interest rate spread (1)	3.99%	5.07%	4.82%	4.02%	3.52%
Net interest margin (2)	4.24%	5.32%	5.07%	4.28%	3.80%
Efficiency ratio (3)	93.85%	95.77%	75.78%	76.71%	81.12%
Noninterest expense to average total assets	4.81%	6.00%	5.12%	4.64%	4.39%
Average interest-earning assets to average interest-bearing liabilities	124.70%	125.27%	124.53%	125.48%	126.65%

	As of:
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Nonperforming loans:
Originated portfolio:
Residential real estate	$1,945	$2,346	$2,296	$3,512	$3,184
Commercial real estate	471	473	631	624	626
Home equity	229	334	405	620	289
Commercial and industrial	62	110	103	123	133
Consumer	259	136	258	166	181
Total originated portfolio	2,966	3,399	3,693	5,045	4,413
Total purchased portfolio	2,553	1,457	1,700	2,144	667
Total nonperforming loans	5,519	4,856	5,393	7,189	5,080
Real estate owned and other repossessed collateral, net	3,413	2,134	2,038	2,633	2,645
Total nonperforming assets	$8,932	$6,990	$7,431	$9,822	$7,725

Past due loans to total loans	1.38%	1.68%	2.00%	2.52%	1.65%
Nonperforming loans to total loans	1.14%	1.12%	1.42%	1.83%	1.35%
Nonperforming assets to total assets	1.23%	1.04%	1.06%	1.39%	1.15%
Allowance for loan losses to total loans	0.25%	0.26%	0.27%	0.22%	0.18%
Allowance for loan losses to nonperforming loans	22.18%	23.54%	19.15%	12.17%	13.15%

Commercial real estate loans to risk-based capital (4)	171.30%	159.07%	184.40%	193.74%	167.62%
Net loans to core deposits (5)	93.04%	92.94%	77.72%	81.01%	86.69%
Purchased loans to total loans, including held for sale	36.29%	37.57%	33.63%	33.36%	27.68%
Equity to total assets	15.70%	16.97%	16.54%	16.31%	17.72%
Tier 1 leverage capital ratio	17.23%	17.78%	17.41%	17.44%	18.37%
Total risk-based capital ratio	25.63%	27.54%	30.71%	29.35%	31.32%

Total stockholders’ equity	$113,846	$113,802	$115,737	$114,931	$118,857
Less: Preferred stock	—	—	—	—	(4,227)
Common stockholders’ equity	113,846	113,802	115,737	114,931	114,630
Less: Intangible assets	(3,334)	(3,544)	(3,751)	(3,957)	(4,222)
Tangible common stockholders’ equity (non-GAAP)	$110,512	$110,258	$111,986	$110,974	$110,408

Common shares outstanding	10,433,550	10,446,643	10,446,643	10,383,441	10,383,441
Book value per common share	$10.91	$10.89	$11.08	$11.07	$11.04
Tangible book value per share (non-GAAP) (6)	10.59	10.55	10.72	10.69	10.63

Reconciliation of Net Income Available to Common Shareholders (GAAP) to Net Operating Earnings (non-GAAP) (7)

	Three Months Ended:
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Net income available to common shareholders (GAAP)	$320	$205	$1,666	$1,259	$936
Items excluded from operating earnings, net of tax:
Income from life insurance death benefits	—	—	—	(265)
Severance expense	366	255	—	—	—
Legal settlement expense and related professional fees	(165)	671	—	—	—
Total after-tax items	201	926	—	—	—
Net operating earnings (non-GAAP)	$521	$1,131	$1,666	$994	$936
Net operating earnings per share - basic (non-GAAP)	$0.05	$0.11	$0.16	$0.10	$0.09

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.  As of September 30, 2013 and June 30, 2013, commercial real estate excludes loans secured by owner-occupied properties.

(5) Core deposits includes all non-maturity deposits and maturity deposits less than $250 thousand.  Net loans includes loans held-for-sale.

(6) Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.

(7) Management believes operating earnings, which exclude non-core items, provide a more meaningful representation of the Company’s performance.